UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2017

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

No. 4 Drive-in Movie Theater Park, No. 21 Liangmaqiao Road,
Chaoyang District, Beijing, China 100125

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On January 30, 2017, Seven Stars Cloud Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with BT Capital Global Limited, a Hong Kong company (“BT”) an affiliate of the Company’s chairman Bruno Wu (as previously disclosed in our Current Report on Form 8-K filed on February 1, 2017), pursuant to which the Company agreed to purchase and BT agreed to sell all of the outstanding capital stock (the “SVG Common Shares”) of Sun Video Group Hong Kong Limited, a Hong Kong corporation (“SVG”) for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note (the “Note”) with the principal and interest thereon convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “SSC Common Shares”) at a conversion rate of $1.50 per Company Common Share in exchange for a guarantee that SVG will achieve certain financial goals within 12 months of the closing (the “Transaction”). Immediately upon the completion of the Company obtaining shareholder approval, the filing of an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the “Information Statement”) and mailing the definitive Information Statement to the Company’s stockholders, the Note will automatically convert into unregistered shares of the Company’s common stock.

Effective on December 31, 2017, the Company and BT entered into Amendment No. 1 to the Note (the “Amendment”) pursuant to which the maturity date of the Note, which was December 31, 2017, is now extended to December 31, 2018. All other terms and conditions of the Transaction remain the same.

The foregoing description of Amendment is not purported to be complete and is qualified in its entirety by reference to the complete text of the Amendment which we will file as an exhibit to our next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: January 5, 2017	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer